UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
_____________________________________

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934
_______________________________________

Date of Report: July 24, 2017
(Date of earliest event reported)

QEP RESOURCES, INC.
(Exact name of registrant as specified in its charter)

Delaware	001-34778	87-0287750
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

1050 17th Street, Suite 800
Denver, Colorado 80265
(Address of principal executive offices and zip code)

(303) 672-6900
(Registrant's telephone number, including area code)

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

□	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
□	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
□	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
□	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	Entry into a Material Definitive Agreement
Pinedale Purchase Agreement
On July 24, 2017, QEP Resources, Inc., a Delaware corporation (the "Company"), through its wholly owned subsidiary, QEP Energy Company, a Texas corporation ("Seller") entered into a purchase and sale agreement (the "Pinedale Purchase Agreement") with Pinedale Energy Partners, LLC, a Delaware limited liability company ("Buyer"), an affiliate of Oak Ridge Natural Resources, LLC. The Pinedale Purchase Agreement provides for the sale by Seller of oil and natural gas interests in the Pinedale Anticline located in Sublette County, Wyoming (the "Pinedale Disposition"). The aggregate consideration payable to Seller for the Pinedale Disposition will be approximately $740 million, subject to customary purchase price adjustments, including adjustments for certain title and environmental defects asserted prior to the closing.
The Pinedale Purchase Agreement provides that within two business days following the execution of the Pinedale Purchase Agreement, the Buyer will deposit $37 million (the "Escrow Amount") into an escrow account as a deposit to be applied against the purchase price at closing. The Pinedale Disposition has an effective date of April 1, 2017. The Company and Seller expect to close the Pinedale Disposition on or before September 20, 2017, subject to due diligence and the satisfaction of customary closing conditions.
Conditions to the Closing of the Pinedale Disposition and Termination Rights
Before the closing of the Pinedale Disposition, Buyer intends to conduct customary due diligence to assess the aggregate dollar value of any title and environmental defects, casualty losses, preferential purchase rights and certain consents. If the value of these matters exceeds 15% of the purchase price, each party has the right to decline to close. Except for its termination right, its remedy for a breach of Seller's special warranty of title and its remedy for a breach by Seller of certain limited representations, indemnifications and interim period covenants, Buyer's exclusive remedy for title matters and environmental matters will be handled through a title or environmental defect mechanism.
Each party's separate obligation to consummate the Pinedale Disposition is conditioned upon, among other things, (i) confirmation of the counterparty's representations and warranties as of the closing, (ii) the counterparty's performance, in all material respects, of all covenants, (iii) the absence of material legal matters prohibiting the Pinedale Disposition, (iv) the purchase price condition described above, (v) the counterparty being ready to deliver the closing deliverables, and (vi) the expiration or termination of the waiting period under the Hart-Scott-Rodino Antitrust Improvements Act of 1976. Seller's obligation to consummate the Pinedale Disposition is further conditioned upon Buyer's provision of replacements for Seller's bonds, letters of credit and guarantees and the novation of certain hedging arrangements in favor of Buyer at no cost to Seller.
If the Pinedale Purchase Agreement is terminated by Seller as a result of Buyer's failure to consummate the Pinedale Disposition at a time when Seller has satisfied its covenants and conditions to closing, Seller will be entitled to the Escrow Amount plus indemnification related to the hedging arrangements as liquidated damages. If Buyer terminates the Pinedale Purchase Agreement as a result of Seller's failure to consummate the Pinedale Disposition at a time when Buyer has satisfied its covenants and conditions to closing, Buyer will be entitled to the Escrow Amount or may seek any remedies available to Buyer at law or equity. If the Pinedale Purchase Agreement is terminated prior to closing, Seller is entitled to indemnification related to the hedging arrangements.
Others Terms of the Pinedale Purchase Agreement
The Pinedale Purchase Agreement contains customary representations, warranties and covenants for a transaction of this nature. The Pinedale Purchase Agreement also contains customary mutual pre-closing covenants, including the obligation of Seller to conduct its business in all material respects in the usual, regular and ordinary manner consistent with its past practices and to refrain from taking certain specified actions without the consent of Buyer.

The Pinedale Purchase Agreement also provides for the entry by Seller on behalf of Buyer into certain hedge arrangements in connection with the Pinedale Disposition, which will then be novated to Buyer at the closing. Buyer is obligated to indemnify Seller for costs and expenses related to the hedging arrangements (including any unwinding, if applicable) as well as liabilities arising from or attributable to the hedging arrangements, whether or not the closing occurs. In addition, the Pinedale Purchase Agreement requires Seller to reimburse Buyer for certain deficiency charges it incurs related to gas processing and NGL transportation and fractionation contracts, if any, between the effective date of the sale and December 31, 2019, in an aggregate amount not to exceed $45 million.

The foregoing is qualified in its entirety by reference to the full text of the Pinedale Purchase Agreement, which is filed as Exhibit 10.1 to this Current Report on Form 8-K and is incorporated herein by reference.

Item 7.01	Regulation FD Disclosure

On July 24, 2017, the Company issued a press release announcing the Pinedale Disposition.  A copy of the press release is attached hereto as Exhibit 99.1 and is incorporated herein by reference.

The information in Item 7.01 of this Current Report on Form 8-K, including the attached Exhibit 99.1, is being “furnished” pursuant to Item 7.01 and shall not be deemed to be “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities of that section, and is not incorporated by reference into any filing, whether made before or after the date hereof, regardless of any general incorporation language in such filing.

This Current Report on Form 8-K includes forward-looking statements within the meaning of Section 27(a) of the Securities Act of 1933, as amended, and Section 21(e) of the Exchange Act.  Forward-looking statements can be identified by words such as "anticipates," "believes," "forecasts," "plans," "estimates," "expects," "should," "will" or other similar expressions.  Such statements are based on management's current expectations, estimates and projections, which are subject to a wide range of uncertainties and business risks. In addition, the conditions to closing the Pinedale Disposition may not be met or the anticipated benefits from the proposed Pinedale Disposition may not be fully realized. Actual results may differ materially from those predicted as a result of factors over which the Company or Seller has no control. Such factors include, but are not limited to, prices for natural gas, oil and NGLs; availability of capital; disruptions of the Company's ongoing business, distraction of management and employees, increased expenses and adversely affected results of operations from organizational modifications due to the Pinedale Disposition; the inability of the parties to satisfy the conditions to the consummation of the Pinedale Disposition; the impact of capital market and business conditions on anticipated sales of various non-core assets in addition to the Pinedale Disposition and on the nature and timing of the Pinedale Disposition; the impact on the Company of the Pinedale Disposition, including the time and resources devoted to execution and the consequences of the Pinedale Disposition; drilling and production costs; availability of drilling services and equipment; regulatory and other approvals; recoveries of gas in place; actual drilling results; lease expirations; general economic conditions, including the performance of financial markets and interest rates, global geopolitical and macroeconomic factors; weather conditions and other factors identified in the Risk Factors section of the Company's Annual Report on Form 10-K for the year ended December 31, 2016, and the Company's Quarterly Report on Form 10-Q for the quarter ended March 31, 2017. The Company undertakes no obligation to publicly correct or update the forward-looking statements to reflect future events or circumstances.

Item 9.01	Financial Statements and Exhibits

(d)  Exhibits.

Exhibit No.	Exhibit
10.1	Purchase and Sale Agreement, dated July 24, 2017, by and between QEP Energy Company, as seller, and Pinedale Energy Partners, LLC, as buyer.
99.1	Press Release of QEP Resources, Inc. dated July 24, 2017.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

QEP Resources, Inc.
(Registrant)

July 24, 2017

/s/ Richard J. Doleshek
Richard J. Doleshek
Executive Vice President and Chief Financial Officer

EXHIBIT INDEX

The following exhibits are filed or furnished herewith:

Exhibit No.	Exhibit
10.1	Purchase and Sale Agreement, dated July 24, 2017, by and between QEP Energy Company, as seller, and Pinedale Energy Partners, LLC, as buyer.
99.1	Press Release of QEP Resources, Inc. dated July 24, 2017.